UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        January 9, 2012
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K foiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 9, 2012, inTEST Silicon Valley Corporation ("inTEST SV"), a wholly-owned subsidiary of inTEST Corporation (the "Company"), entered into a 66-month lease agreement (the "Lease") with Columbia California Warm Springs Industrial, LLC (the "Landlord") for approximately 15,746 square feet of office, warehouse and manufacturing space located in Fremont, California commencing on April 1, 2012. inTEST SV has leased this facility to replace its current facility located in San Jose, California, where the existing lease is scheduled to expire on April 30, 2012.

Scheduled base rental payments under the Lease are as follows:

Months 1-6	$0.00
Months 7-12	$8,660.30
Months 13-24	$8,920.11
Months 25-36	$9,187.71
Months 37-48	$9,463.34
Months 49-60	$9,747.24
Months 61-66	$10,039.66

Monthly operating expenses (including real estate taxes) under the Lease are expected to be $2,834.28 for the first year of the Lease and inTEST SV's share of total operating expenses for the building is 44.67%.

In addition, the Company entered into a Guaranty Agreement to and for the benefit of the Landlord whereby the Company becomes surety for the payment and performance of all the coverants, representations, obligations and liablities of inTEST SV under the Lease.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   January 13, 2012